UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Material
☐	Solicitation Material under §240.14a-12

GAUCHO GROUP HOLDINGS, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GAUCHO Group HOLDINGS, Inc.

112 NE 41st Street, Suite 106

Miami, FL 33137

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S PROXY STATEMENT

On January 25, 2022

To our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Gaucho Group Holdings, Inc. (the “Company”, or “GGH”) on January 25, 2022, at 12:00 p.m. Eastern Time, via webcast at https://www.cstproxy.com/gauchogroupholdings/sm2022, (the “Special Meeting”). At the Special Meeting the Company will submit the following proposal to its stockholders for approval:

●	To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to 12,164,213 shares of our common stock pursuant to that certain Securities Purchase Agreement, dated November 3, 2021 (the “Purchase Agreement”), those certain senior secured convertible promissory notes dated November 9, 2021 (the “Notes”), and that certain Registration Rights Agreement, dated November 9, 2021 (the “Rights Agreement”) by and between the Company and certain institutional investors.

Additionally, any other business that may properly come before the Special Meeting will be conducted.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our common stock on December 8, 2021 (the “Record Date”) will be entitled to notice of and to vote at this Special Meeting, and any postponements or adjournments thereof.

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The accompanying Proxy Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board will be soliciting your proxy in connection with the matters discussed above. Stockholders who wish to vote on the proposals accordingly must either attend the Special Meeting and vote or otherwise designate a proxy to attend the Special Meeting and vote on their behalf.

We are using the “Notice and Access” method of providing proxy materials to common stockholders of record via the internet. We are mailing common stockholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. Notice and Access provides a convenient way for stockholders to access the Company’s proxy materials and vote shares on the internet, and also allows us to reduce costs and conserve resources. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials if you prefer.

The Company is using the “Full Set Delivery” method of providing proxy materials to all beneficial owners of record of common stock (beneficial owners are those stockholders who hold the Company’s common shares through a broker). These stockholders are unable to vote by internet or by phone. Therefore, the Full Set Delivery option requires we mail our proxy materials to these stockholders under the “traditional” method by providing paper copies as well as providing access to our proxy materials on a publicly accessible website.

The Company’s Proxy Statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the other Special Meeting materials are available on the internet at: https://www.cstproxy.com/gauchogroupholdings/sm2022.

Whether or not you expect to attend the Special Meeting, please vote your shares in advance online or by mail to ensure that your vote will be represented at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

Chairman of the Board and
Chief Executive Officer

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GAUCHO Group HOLDINGS, Inc.

112 NE 41st Street, Suite 106

Miami, FL 33137

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 25, 2022 at 12:00 p.m. Eastern Time

December 16, 2021

We are furnishing this Proxy Statement to stockholders of GAUCHO GROUP HOLDINGS, INC. (“we” or “GGH” or the “Company”) in connection with the Special Meeting of Stockholders (the “Special Meeting”) and at any adjournments or postponements thereof. We will hold the Special Meeting on January 25, 2022 at 12:00 p.m. Eastern Time, via webcast at_https://www.cstproxy.com/gauchogroupholdings/sm2022.

The Special Meeting is being held for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement (including the Notice of Special Meeting of Stockholders) is first being made available to stockholders beginning on or about December 16, 2021. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2020, and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2021 including financial statements (“Quarterly Report”), was filed with the SEC on November 15, 2021. Hard copies of this Proxy Statement and the Annual Report will be provided to record holders of common stock (who are receiving proxy materials via the Notice and Access Method) via U.S. mail only by request and the Quarterly Report is available on the internet at: https://www.cstproxy.com/gauchogroupholdings/sm2022.

Voting Securities and Quorum Required.

Holders of record of our common stock at the close of business on December 8, 2021(the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had ________ shares of common stock issued and ___________ outstanding. Each share of common stock is entitled to one vote per share. Common stock represents our only class of voting securities outstanding.

Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Special Meeting.

For the transaction of business at the Special Meeting a quorum must be present. A quorum consists of not less than one-third of the shares entitled to vote at the Special Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Special Meeting, the Special Meeting may be adjourned to a future time and date.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary, or by voting at the Special Meeting via the internet. The method by which you vote by proxy will in no way limit your right to vote at the Special Meeting if you decide to attend the meeting virtually. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Special Meeting.

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No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Proxy Statement of otherwise requested that any proposals be submitted to the stockholders at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q. Why am I receiving these materials?

A. We have sent you these proxy materials because the Board of Directors (the “Board”) of Gaucho Group Holdings, Inc. (sometimes referred to as the “Company” or “GGH”) is soliciting your proxy to vote at the 2022 Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may cast your vote by proxy or over the internet by following the instructions provided in the Notice of Internet Availability, or, if you have received, or requested to receive, printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card.

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Common stockholders of record will not receive printed materials unless they request them. Instead, a Notice of Internet Availability is mailed that instructs stockholders as to how they may access and review all of the proxy materials on the internet. We intend to commence the mailing of the Notice of Internet Availability on or about December 16, 2021 to all common stockholders of record entitled to vote at the Special Meeting. The beneficial owners of record entitled to vote at the Special Meeting will receive printed copies by mail. We intend to commence mailing printed copies to these stockholders on or about December 16, 2021.

Q. How do I attend the Special Meeting?

A. The Special Meeting will be held virtually on January 25, 2022 at 12:00 p.m. Eastern Time, webcast at https://www.cstproxy.com/gauchogroupholdings/sm2022. You will receive a link to the webcast and telephone call in instructions.

Q. Who can vote at the Special Meeting?

A. Only stockholders of record at the close of business on December 8, 2021 will be entitled to vote at the Special Meeting. On this Record Date, there were __________ shares of common stock outstanding and entitled to vote.

Q. What am I voting on?

A. There is one (1) matter scheduled for a vote:

●	To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to 12,164,213 shares of our common stock pursuant to that certain Securities Purchase Agreement, dated November 3, 2021 (the “Purchase Agreement”), those certain senior secured convertible promissory notes dated November 9, 2021 (the “Notes”), and that certain Registration Rights Agreement, dated November 9, 2021 (the “Rights Agreement”) by and between the Company and certain institutional investors.

Q. What if another matter is properly brought before the Special Meeting?

A. At this time, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q. How do I vote and what is the vote required for each proposal?

A. As to the approval of the issuance of up to 12,164,213 shares of the Company’s common stock pursuant to the Purchase Agreement, Notes, and Rights Agreement, you may vote “For” or “Against” or “Abstain” for such proposal. The proposal will be approved if a majority of common stock outstanding and present at the Special Meeting is voted in favor of such proposal.

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Q. What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Special Meeting.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If on December 8, 2021 your shares were registered directly in your name with GGH’s transfer agent, Continental Stock Transfer & Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy online by visiting https://www.cstproxy.com/gauchogroupholdings/sm2022 and following the instructions provided on the Notice of Internet Availability. Whether or not you plan to attend the Special Meeting, we urge you to fill out your proxy via the internet to cast your votes.

If you have requested to receive printed copies of the proxy materials by mail, you may vote using the proxy card enclosed with the proxy materials and returning it by mail. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.

●	To vote at the meeting, attend the Special Meeting and you will be afforded an opportunity to vote via the internet.

●	To vote online, follow the instructions on the Notice of Internet Availability mailed to you.

●	If you have received or requested to receive your proxy materials by mail, you have the option to vote using the proxy card included in the mailing. To do so, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on December 8, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete the steps included in the voting instruction form to ensure that your vote is counted.

You are also invited to attend the Special Meeting. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

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Q. How many votes do I have?

A. On each matter to be voted upon, you have one vote for each share of common stock you own as of December 8, 2021.

Q. What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

A. If you are a stockholder of record and do not vote by proxy by accessing https://www.cstproxy.com/gauchogroupholdings/sm2022 or online at the Special Meeting, or, if you’ve received or requested to receive the proxy materials by mail, and do not complete and return your proxy card by mail, your shares will not be voted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

A. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Unless you provide voting instructions to your broker, your broker or nominee may NOT vote your shares on the approval of the issuance of up to 12,164,213 shares of the Company’s common stock pursuant to the Purchase Agreement, Notes, and Rights Agreement without your instructions.

Q. What if I return a proxy card or otherwise vote but do not make specific choices?

A. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the approval of the issuance of up to 12,164,213 shares of the Company’s common stock pursuant to the Purchase Agreement, Notes, and Rights Agreement. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?

A. The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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Q. What does it mean if I receive more than one set of proxy materials?

A. If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability (or each proxy card in the proxy materials if you have requested printed proxy materials) to ensure that all of your shares are voted.

Q. Can I change my vote after submitting my proxy?

All Stockholders of Record: Shares Registered in Your Name

A. Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

1.	If you have requested your proxy materials be mailed to you, you may submit another properly completed proxy card with a later date;

2.	You may send a timely written notice that you are revoking your proxy to the Company’s legal counsel, Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111;

3.	You may change your vote using the online voting method, in which case your latest internet proxy submitted prior to the Special Meeting will be counted; or

4.	You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

A. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q. When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A. We anticipate that our 2022 Annual Meeting will be held in July 2022. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to the attention of the Secretary of Gaucho Group Holdings, Inc. c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111. If you wish to submit a proposal at the Annual Meeting that is to be included in next year’s proxy materials, you must do so in accordance with the Company’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

Q. What are “broker non-votes”?

A. As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the Nasdaq Capital Market (“Nasdaq”) to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q. What is the quorum requirement?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding common shares entitled to vote are present at the Special Meeting via the internet or represented by proxy. On the Record Date, there were _______ common shares outstanding. Thus, the holders of ________ shares of common stock must be present or represented by proxy at the Special Meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote via internet at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Special Meeting or the holders of a majority of shares present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.

Q. How can I find out the results of the voting at the Special Meeting?

A. Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q. What proxy materials are available on the internet?

A. The Proxy Statement, the Annual Report to stockholders, and the Quarterly Report on Form 10-Q are available at: https://www.cstproxy.com/gauchogroupholdings/sm2022.

Forward Looking Statements

This Proxy Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Proxy Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2020 and in Item 1A of the Form 10-Q for the quarter ended September 30, 2021. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Management

As of December 1, 2021, the Company had 9,882,450 shares of its common stock issued and 9,879,081outstanding. The following table sets forth the beneficial ownership of the Company’s common as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Scott L. Mathis, 1445 16th Street, Suite 403, Miami Beach, FL 33139	Chairman, Class III Director, Chief Executive Officer, President	528,074 (2)	5.2%

Maria Echevarria, 14 Benmore Ter., Bayonne, NJ 07002	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer	18,572 (3)	Less than 1%

Peter J.L. Lawrence, 5 Landsdowne Crescent, London WII 2NH, England	Class II Director	37,840 (4)	Less than 1%

Steven A. Moel, 7934 La Mirada Drive, Boca Raton, FL 33433	Class I Director	35,426 (5)	Less than 1%

Reuben Cannon, 280 S. Beverly Drive, #208, Beverly Hills, CA 90212	Class I Director	13,482 (6)	Less than 1%

Marc Dumont, 43 rue de la Prétaire, CH-1936, Verbier, Switzerland	Class I Director	76,991 (7)	Less than 1%

Edie Rodriguez, 1764 Victoria Pointe Circle, Weston, FL 33327	Class I Director	18,749 (8)	Less than 1%

William Allen	Class III Director	-	-

All current directors, directors elect, director nominees, executive officers and named executive officers as a group (seven persons)		729,134 (9)	7.3%

Notes to Security Ownership of Management table shown above:

(1)	Calculated in accordance with 1934 Act Rule 13d-3.

(2)	Consists of (a) 23,771 shares of our common stock owned by Mr. Mathis directly; (b) 251,829 shares owned by The WOW Group, LLC, of which Mr. Mathis is a controlling member; (c) 17,992 shares owned by Mr. Mathis’s 401(k) account; and (c) the right to acquire 234,482 shares of common stock subject to the exercise of options.

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(3)	Consists of (a) 3,391 shares owned by Mrs. Echevarria’s 401(k) account and (b) 15,181 shares of our common stock issuable upon the exercise of stock options.

(4)	Consists of (a) 12,332 shares of our common stock owned by Mr. Lawrence directly; (b) 716 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (c) 24,792 shares of our common stock issuable upon the exercise of stock options.

(5)	Consists of (a) 10,100 shares owned by Dr. Moel directly; (b) 11,770 shares held by Dr. Moel’s Roth IRA; (c) 1,780 shares held by Andrew Moel, his son; (d) 1,900 shares held by Erin Moel, his daughter; and (e) 9,876 shares issuable upon the exercise of stock options.

(6)	Consists of (a) 3,333 shares held by Mr. Cannon individually; (b) 1,960 shares owned by Reuben Cannon Productions; (c) 2,896 shares issuable upon the exercise of stock options; (d) 3,333 shares issuable upon the exercise of warrants held by Mr. Cannon individually; and (e) 1,960 shares issuable upon the exercise of warrants held by Reuben Cannon Productions

(7)	Consists of (a) 30,000 shares owned by Mr. Dumont, his wife Vinciane Dumont, and his daughter Catherine Dumont, JTWROS; (b) 39,282 shares held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS; and (c) 7,709 shares issuable upon the exercise of stock options.

(8)	Consists of (a) 8,333 shares owned directly; (b) warrants to purchase 8,333 shares of common stock directly; and (c) 2,083 shares issuable upon the exercise of stock options.

(9)	Consists of 418,489 shares of our common stock, 297,019 shares of our common stock issuable upon the exercise of stock options, and 13,626 shares of our common stock issuable upon the exercise of warrants.

Security Ownership of Certain Beneficial Owners

As of December 8, 2021, the only persons or entities that beneficially own more than 5% of its outstanding common stock who do not serve as an executive officer or director:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock
John I. Griffin, 4221 Way Out West Dr, Suite 100, Houston, TX 77092	923,213	(2)	9.1%

(1)	Calculated in accordance with 1934 Act Rule 13d-3.

(2)	Consists of (a) 365,633 shares of common stock held by Mr. Griffin individually; (b) 264,568 shares of common stock held by JLAL Holdings Ltd., an entity wholly controlled by Mr. Griffin; (c) 174,248 warrants held by Mr. Griffin individually and 112,764 warrants held by JLAL Holdings Ltd.; and (d) 6,000 shares of our common stock issuable upon the exercise of stock options.

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Information Regarding the Board of Directors and Corporate Governance

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its Director nominees are as set forth in the below table.

Name	Age as of December 8, 2021	Position
Scott L. Mathis	59	Chairman, Class III Director, Chief Executive Officer, President
Maria I. Echevarria	42	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer
Peter J.L. Lawrence	88	Class II Director
Steven A. Moel	78	Class I Director; Director Nominee
Reuben Cannon	75	Class I Director; Director Nominee
Marc Dumont	78	Class I Director
Edie Rodriguez	60	Class I Director
William Allen	62	Class III Director

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee as given the Company’s small size the Company does not yet believe such a committee is necessary. However, as the Company grows and considers trying to position itself for a potential listing on a stock exchange, it will establish a separate nominating committee. Currently, the independent members of the Board of Directors are responsible for identifying and nominating appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the goal of the independent members of the Board to identify persons whom they believe have appropriate expertise and experience to contribute to the oversight of a company of GGH’s nature while also reviewing other appropriate factors.

Summaries of the background and experience of the Company’s directors and officers are as follows:

●	Scott Mathis: Mr. Mathis is the founder of GGH and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1999. Mr. Mathis is also the founder and, CEO and Chairman of the Board of Directors of GGI. Mr. Mathis has over five years’ experience serving as Chief Executive Officer and Chairman of the Board of Directors of Mercari Communications Group, Ltd., a public company. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of IPG, AGP and various other affiliated entities of GGH. Since July 2009, Mr. Mathis has served as the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United States. Since June 2011, Mr. Mathis has also served as the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of GGH that was spun off in 2010. Including his time with GGH and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University. The determination was made that Mr. Mathis should serve on GGH’s Board of Directors due to his executive level experience working in the real estate development industry and in several consumer-focused businesses. He has also served on the board of directors of a number of non-public companies in the biotechnology industry.

●	Maria I. Echevarria: In April 2015, the Board of Directors of GGH appointed Ms. Echevarria as the Company’s Chief Financial Officer and Secretary. On January 3, 2017, Ms. Echevarria was appointed as Chief Financial Officer, Treasurer and Secretary of Gaucho Group, Inc. She joined the Company as Corporate Controller in June 2014 and had primary responsibility for the Company’s corporate consolidation, policies and procedures as well as financial reporting for SEC compliance, coordinating budgets and projections, preparing financial presentations and analyzing financial data. Ms. Echevarria has over 15 years of experience in Accounting, Compliance, Finance, Information Systems and Operations. Her experience includes SEC reporting and financial analysis, and her career accomplishments include developing and implementing major initiatives such as SOX, BSA and AML reporting and valuation of financial instruments. Prior to her employment with the Company, Ms. Echevarria served as Director of Finance and Accounting for The Hope Center, a nonprofit, from 2008 to June 2014 overseeing Finance, Information Systems and Operations. From 2001 through 2008 she served as a Quality Control and Compliance Analyst, Financial Analyst, and Accounting Manager for Banco Popular in San Juan, Puerto Rico, where she specialized in Mortgage Quality Control, Compliance, Financial Analysis and Mortgage Accounting, and corresponding with the FHA, VA and other mortgage guarantors. Ms. Echevarria also coordinated audits and compliance programs related to reporting, remittances, escrow accounting and default management for Fannie Mae, Freddie Mac and other private investors. She has developed and taught accounting courses for Herzing University, and currently serves as an adjunct faculty member at Southern New Hampshire University. She is a CPA, licensed in New Jersey and Puerto Rico, and holds a B.B.A. in Accounting from the University of Puerto Rico and an MBA in Business from University of Phoenix. Mrs. Echevarria was born and raised in Puerto Rico and is fluent in Spanish and English.

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Peter J.L. Lawrence: Mr. Lawrence has served as a director of GGH since July 1999. The Board has determined that he is a valuable member of the Board due to his experience as an investor in smaller public companies and service as a director for a number of public companies. Specifically, Mr. Lawrence was from 2000 to 2014 a director of Sprue Aegis plc, a U.K. company traded on the London Stock Exchange that designs and sells smoke and carbon monoxide detectors for fire protection of domestic and industrial premises in the U.K. and Europe. In the same period he also served as Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. From 1970 to 1996, Mr. Lawrence served as Chairman of Associated British Industries plc, a holding company of a group of chemical manufacturers making car engine and aviation jointings and sealants both for OEM and after markets, specialty waxes and anti-corrosion coatings for the automotive, tire and plastics industries in U.K, Europe and USA.

Mr. Lawrence has additional experience as a director of a publicly-traded company by serving as a director of Beacon Investment Trust PLC, a London Stock Exchange-listed company from 2003 to June 2010. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1739 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

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Steven A. Moel, M.D., J.D.: Dr. Moel began serving as a director of GGH in April 2019 and has served as a director of GGI as of November 2018. Previously, Dr. Moel served as a Senior Business Advisor for GGH. Dr. Moel is a medical doctor and licensed attorney (currently inactive). Dr. Moel had a private legal practice as a business and transactional attorney and is a member of the California and American Bar Associations and has served as legal counsel to many corporations. The Board has determined that he would be a valuable member of the Board due to his extensive and broad experience and knowledge in business. In addition to serving as a member of the Company’s Board of Advisors, Dr. Moel is presently a member of the board of directors of Hollywood Burger Holdings, Inc., a related party to the Company (International Fast Food Restaurants).

Previously, Dr. Moel served in many roles, including most recently as a Senior Business Advisor for Global Job Hunt (International Recruiting and Education). He was also founder of Akorn, Inc., Nasdaq: AKRX (Biotechnology/Pharmaceutical Mfg.), where he served as a Director on the Executive Board and as Vice President of Mergers & Acquisitions. Dr. Moel previously served as: the Vice President, Mergers & Acquisitions and Business Development of Virgilian, LLC (Nutraceuticals/Agricultural); CEO of U.S. Highland, Inc. BB:UHLN (Mfg. of Motorcycles/Motorsports); CEO of Millennial Research Corp. (Mfg./Ultra-high efficiency motors); Chairman and COO of WayBack Granola Co. (Granola Manufacturing); Executive VP, Mergers and Acquisitions of Agaia Inc. (Green Cleaning Products). He has also served as: President, COO and Executive Director of American Wine Group (Wine Production/Distribution); Senior Business and Advisor, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); as a member of the Board of Directors of Grudzen Development Corp. (Real Estate); COO and Chairman of the Board of Directors of Paradigm Technologies (Electronics/Computer Developer); President and CEO of Sem-Redwood Enterprises (Stock Pool), and as a member of the Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing).

Dr. Moel is a board-certified ophthalmologist who was in private practice and academia. He is an Emeritus Fellow of the American Academy of Ophthalmology and his academic history includes Washington University, University of Miami-Coral Gables, Marshall University, West Virginia University, University of Colorado, Harvard University, Louisiana State University-New Orleans, University of Illinois-Chicago, and the College of Law in Santa Barbara.

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Reuben Cannon: Mr. Cannon has been a stockholder of the Company for several years and is a producer and casting director who has helped shape and guide some of the most critically acclaimed film and television projects in Hollywood during the past 30 years. The Company believes Mr. Cannon is uniquely qualified to serve as a director of the Company because of running his successful long-term business in Hollywood and connections to promote the Company’s luxury brand goods.

Mr. Cannon worked at Universal Studios from 1970 to 1978, eventually becoming a casting director. He also was the head of television casting for Warner Brothers from 1977 to 1978. In 1978, Mr. Cannon started his own casting agency called Reuben Cannon & Associates. His agency has cast nearly one hundred television series and films. Projects include “The Color Purple” (11 Oscar nominations), “Columbo,” “Alfred Hitchcock Presents,” “The A Team,” the 1990s remake of “Perry Mason”, the Emmy-Award winning comedy series “The Bernie Mac Show,” “My Wife and Kids,” and “Boondocks.” Producing credits include “The Women of Brewster Place” and “Brewster Place” (in collaboration with Oprah Winfrey), “Down in the Delta” (directed by Dr. Maya Angelou), and “Get on the Bus” (with Spike Lee). In 2004, Mr. Cannon formed a production alliance with Tyler Perry Studios and is currently Executive Producer for Tyler Perry’s “House of Payne.” In addition to two Emmy nominations, he has received numerous awards including an Honorary Doctorate of Human Letters from Morehouse College, and the “Behind the Lens Award” for outstanding contributions in entertainment in the areas of film and television. He has been credited with launching the careers of many of today’s major film and television stars. He is also a producer in both film and television. Mr. Cannon attended Southeast City College.

●	Marc Dumont: Mr. Dumont became a director of the Company upon the listing of our common stock to Nasdaq on February 16, 2021. He is an Independent Investment Banker and International Financial Consultant. He is also Chairman and CEO of Château de Messey Wineries, Meursault, France. Mr. Dumont previously served as the President of PSA International SA (a PSA Peugeot Citroen Group company) from January 1981 to March 1995. He consults and advises international clients in Europe and Asia, as well as the United States. He is also the Chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1993, managing five biotechnology funds. Mr. Dumont is also a Board member of Lightwave Systems Inc., Santa Barbara, California (since 1997) and Caret Industries, Oxnard, California (since 1995) and a Board member of SenesTech, Inc. since 2016. He has served on many other boards including Finterbank Zurich, Banque Internationale a Luxemborg, Xiphias International Investment Fund Limited (an alternative investment fund), and also Irvine Sensors Corporation where he was member/Chairman of their Audit, Nominating, and Corporate Governance, and Compensation Committees. Mr. Dumont holds a Degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago. The Company believes Mr. Dumont is uniquely qualified to serve as a director of the Company because of his background in finance, the wine industry, and diverse experience as a board member for multiple companies.

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Edie Rodriguez: Ms. Rodriguez became a director of the Company upon the listing of our common stock to Nasdaq on February 16, 2021. She is a globally respected thought leader on Luxury and Luxury Branding and frequent speaker on Fox News, Fox Business News, CNN, CNBC and Bloomberg TV in the U.S., U.K., and Hong Kong. She is a Member of the Board of Directors for the Saudi Tourism Authority (SAT) and is also the Chair of the SAT’s Nominating and Renumeration Committee. Ms. Rodriguez is also a Director for RAND Corporation’s Center for Global Risk and Security (CGRS). As an Advisory Board Member she provides governance and fiduciary guidance, advising from billion-dollar corporations’ perspectives. She received a significant honor in 2018 when she was hand selected by The Kingdom of Saudi Arabia to be a Founding Steering Committee Member and Executive Committee Member for The KSA Public Investment Fund (PIF) for a project that was integral for their strategic #SaudiVision2030 plan.

From October 2017 to April 2020, she was Americas Brand Chairwoman for the world’s leading Luxury Yacht Expedition Cruise Company, Ponant Cruises – a subsidiary of the multi-billion dollar luxury leader Groupe Artemis/Kering, where she provided strategy, direction and implementation road maps.

Previously, she led as CEO and President of Crystal Cruises Corporation, a multi-billion dollar global brand with ocean cruise ships, river vessels, yacht expedition vessels, private charter air traveling worldwide. She guided the company’s strategy, operations, finance, and customer focus. During her tenure with Crystal Cruises Corporation she was a member of the BoD of Cruise Line International Association (CLIA).

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She is an Advisory Board Member for The Retail Summit, advising on the convergence of technology, digital disruption, hospitality, corporate social responsibility and global luxury experiences. She has completed Wharton Business School’s Executive Management Program, Boards that Lead, Stanford University’s Executive Management Program, Finance for C-Suite Executives, Harvard Business School Women’s Leadership Forum and holds a Bachelor of Science Degree from Nova Southeastern University. The Company believes Ms. Rodriguez is uniquely qualified to serve as a director of the Company because of her previous experience as Chairwomen of one of the top luxury cruise lines in the world, for her experience in the industries of international luxury travel and hospitality, and for her diverse experience member of the board of directors and board of advisors for multiple companies, as well as for her committee membership for The KSA Public Investment Fund (PIF), which is the sovereign wealth fund of Saudi Arabia and among the largest sovereign wealth funds in the world with total estimated assets of $382 billion.

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William Allen: Mr. Allen became a director of the Company on April 29, 2021. Mr. Allen is a well-respected leader within the restaurant industry. The Company believes Mr. Allen is uniquely qualified to serve as a director of the Company given his unique blend of executive acumen, which includes experience in start-ups, turn-arounds, leveraged buyouts, and acquisitions. As Co-Founder of Fleming’s Prime Steakhouse & Wine Bar and former Chief Executive Officer and Chairman of OSI Restaurant Partners (Bloomin’ Brands), Mr. Allen has been instrumental in building restaurant companies for over twenty-five years.

In the past five years, Mr. Allen has been a consultant or served in an advisory role with Orange County Vibe, PDQ, Butterfly PE, and L. Catterton PE. He has also served on the board of directors of Habit Burger, Bruxie, Paul Martin’s American Bistro, Founders Table, Punch Bowl Social, Modern Market, Whiskey Cake Holdings, Uncle Julio’s, Hopdoddy and Velvet Taco.

Bill served for five years as the CEO of OSI Restaurant Partners (Bloomin’ Brands), a portfolio of casual dining brands including Outback Steakhouse, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse & Wine Bar, and Bonefish Grill. Bloomin’ Brands. Most notable, Mr. Allen was responsible for taking OSI private in a $3.9 Billion transaction which was approved by the OSI shareholders in June 2007. He retired in November of 2009 and served as Chairman of the Board and trusted advisor to the current CEO, Elizabeth Smith, until 2011.

Prior to his appointment as CEO of OSI Restaurant Partners, Mr. Allen was involved in the creation and expansion of Fleming’s Prime Steakhouse & Wine Bar with his Partner and Co-Founder, Paul Fleming. He served as President and CEO for La Madeleine French Bakery and Café and Koo KooRoo. He was also Vice-President and Partner for Restaurant Enterprises Group, a multi-concept group. He spent 10 years with the Marriott Corporation, where he rose through the ranks from general manager to senior vice-president.

Mr. Allen has also acted as an investor, advisor, and Board member to a wide portfolio of established and early-stage growth companies to include: Fleming’s Steakhouse, Mendocino Farms, Piada, Protein Bar, Dig Inn, Lemonade, TE2, Omnivore, Pepper Technology, Studio Movie Grill, Just Food for Dogs, Tender Greens, Relevant, Barcelona and Bar Taco, The Laser Spine Institute, PDQ, Cobalt, Matchbox Pizza, Punch Bowl Social, Proper Foods, and Boqueria. Mr. Allen attended Rider University in Lawrence Township, New Jersey for undergraduate studies.

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Directors are elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote for directors.

Significant Employees

Sergio O. Manzur Odstrcil: Mr. Odstrcil is Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) of Algodon Mansion & Algodon Wine Estates. Mr. Manzur Odstrcil is an Argentina Certified Public Accountant whose professional experience includes administration and management positions with companies in Argentina, Brazil, Mexico and Chile. As CFO and COO for all of GGH’s Argentine subsidiaries, he is responsible for day-to-day management including financial planning and analysis, overseeing the implementation of financial strategies for the corporation, and for ensuring prudent corporate governance. Prior to joining GGH, Mr. Manzur Odstrcil was the Administration and Finance Director for Bodega Francois Lurton since May 2007, where he was responsible for the design and development of a financial debt strategy and negotiations with banks and strategic suppliers to obtain credits. He was also responsible for the organization of new funding to the company for $4 million and also served as a member of the company’s executive committee. From March 2002 to September 2006, he previously held the position of Country Controller for the Boston Scientific Corporation (BSC) in Chile, and prior to that he served as Controller for Southern Cone BSC in Buenos Aires and Mexico City. He also served as Senior Financial Analyst for BSC’s Latin American Headquarters in Buenos Aires, as well as in Sao Paulo, Brazil, and prior to that he served as BSC’s Accountant Analyst in Buenos Aires. Mr. Manzur Odstrcil began his career at Cerveceria y Malteria Quilmes in Argentina from 1997 to 1998. He obtained his MBA at INCAE in Costa Rica in 1996, and received his CPA from the Universidad Nacional de Tucumán, San Miguel de Tucumán, Argentina in 1994.

Transactions with Related Persons

The following is a description of transactions during the last fiscal year in which the transaction involved a material dollar amount and in which any of the Company’s directors, executive officers or holders of more than 5% of GGH common stock and Series B Preferred on an as- converted basis had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.”

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Accounts receivable – related parties. On April 1, 2010, the Company entered into an expense sharing agreement (“ESA”) with a related, but independent, entity under common management, Hollywood Burger Holdings, Inc. (“HBH”), to share expenses with GGH such as office space, support staff and other operating expenses. HBH is a private company founded by Scott Mathis which is developing Hollywood-themed fast food restaurants in the United States. Mr. Mathis is Chairman and Chief Executive Officer of HBH, and Maria Echevarria is Chief Financial Officer. The ESA was amended on April 1, 2011 and last amended on December 27, 2019 to reflect the current use of personnel, office space, professional services and additional general office expenses. Under this agreement, HBH owed $246,125 and $0 as of December 31, 2020 and 2019, respectively.

On or about December 27, 2019, the Board of Directors of both HBH and GGH approved an amendment to the ESA such that HBH would prepay expenses under the ESA to cover GGH’s financing needs. GGH has agreed to reduce HBH’s expense obligations under the ESA by 15% until such time that its prepayment has been reduced to zero. Upon successful completion of a public offering under certain terms, GGH will refund a majority of the amount HBH has prepaid under the ESA and the full amount to the extent it has available funds. During 2019, the Related Party prepaid $566,132 of its future obligations under the Related Party ESA and prepaid an additional $574.000 during 2020. The Company applied the contra-expense of $466,582 to its obligations under the Related Party ESA and repaid $673,550 of the amounts owed to the Related Party during the year ended December 31, 2020.

●	Ownership in related parties. Mr. Mathis is HBH’s CEO, Chairman, and approximately a 51% owner of HBH. Ms. Echevarria, is CFO of HBH, and Mr. Lawrence and Dr. Moel, are also directors of HBH.

●	Shares held by affiliates in subsidiaries. Mr. Mathis, who is also the Chairman, CEO & President of the Gaucho Group, Inc., holds 18,736 shares of common stock of GGI, reflecting a conversion of $7,300 in principal and $194 in interest from his GGI Note. Reuben Cannon, as a director of the Company, holds 25,670 shares of common stock of GGI, reflecting a conversion of $10,000 in principal and $268 in interest from his GGI Note. Marc Dumont, as a director of the Company, holds 511,156 shares of common stock of GGI with his son, reflecting a conversion of $200,000 in principal and $4,462 in interest from their GGI Notes.

●	Ownership in affiliates. Mr. Mathis is a managing member and holds a controlling interest in The WOW Group, LLC. Non-managing members include certain former DPEC Capital employees and certain GGH stockholders. The WOW Group’s only asset is its interest in GGH as of December 31, 2020 and December 31, 2019.

●	Accounts payable – related parties. As part of the Company’s convertible note financing in early 2018, the Company sold promissory notes totaling $1,163,354 to John I. Griffin and his wholly owned company JLAL Holdings Ltd. Mr. Griffin is an advisor to the Company. The notes have a 90-day maturity, bear interest at 8% per annum and were convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. These notes matured on June 30, 2019. On January 8, 2021, the Company issued 237,012 shares of common stock and warrants to purchase 237,012 shares of common stock in total to Mr. Griffin and JLAL Holdings Ltd., reflecting a conversion of $1,163,354 in principal and $ 258,714 in interest.

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Employment Agreements

See the Executive Compensation section of this Proxy Statement for a discussion of the employment agreement between the Company and Mr. Mathis.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 and any amendments thereto filed with the Securities and Exchange Commission and stockholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2020 our officers, directors and 10% or more stockholders complied with all Section 16(a) filing requirements applicable to them except that: (i) Mr. Mathis filed one Form 4 late representing one transaction not reported on a timely basis; (ii) Ms. Echevarria filed one Form 4 late representing one transaction not reported on a timely basis; (iii) Mr. Lawrence filed one Form 4 late representing one transaction not reported on a timely basis; (iv) Dr. Moel filed one Form 4 late representing one transaction not reported on a timely basis; and (v) Mr. Cannon filed a Form 3 late and one Form 4 late representing three transactions not reported on a timely basis. During the fiscal year ended December 31, 2021, directors and 10% or more stockholders have, to date, complied with all Section 16(a) filing requirements applicable to them except that: (i) Mr. Mathis filed one Form 4 late representing one transaction not reported on a timely basis; (ii) Ms. Echevarria filed one Form 4 late representing one transaction not reported on a timely basis; (iii) Ms. Rodriguez filed one Form 4 late representing two transactions not reported on a timely basis; (iv) Mr. Allen filed one Form 3 late representing one transaction not reported on a timely basis; (v) Mr. Griffin filed one Form 3 late representing seven transactions not reported on a timely basis; (vi) Mr. Dumont filed one Form 3 late representing five transactions not reported on a timely basis; (vii) the WOW Group filed one Form 4 and one Schedule 13G late; (viii) Mr. Lawrence filed one Form 4 late representing one transaction not reported on a timely basis; and (ix) Dr. Moel filed one Form 4 late representing one transaction not reported on a timely basis.

Director Independence

Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that five of our seven directors (Peter J.L. Lawrence, Steven A. Moel, Reuben Cannon, Marc Dumont, and Edie Rodriguez) are “independent” under the rules and regulations of the SEC and Section 5605(a)(2) of the Nasdaq Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock. Mr. Mathis was not deemed independent as a result of his service as our Chief Executive Officer, and his significant stock ownership.

Involvement in Certain Legal Proceedings

During the past ten years, except as provided below, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

In May 2007, InvestPrivate (now known as DPEC Capital), Scott Mathis and two other InvestPrivate officers entered into a settlement of a disciplinary action filed in May 2004 by the NASD (now known as the Financial Industry Regulatory Authority, Inc. (“FINRA”)), the regulatory body that had primary jurisdiction over InvestPrivate. As part of the settlement, the NASD expressly withdrew numerous allegations and charges, and also resolved almost all of the remaining charges in the case. Mr. Mathis received a 30-day suspension from acting in a principal capacity for InvestPrivate, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. The settling parties paid fines totaling $215,000, and InvestPrivate was also required to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations.

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While the settlement with the NASD resolved most of the issues in the case, a few remaining charges were not resolved, namely, whether Mr. Mathis inadvertently or willfully failed to properly make certain disclosures on his personal NASD Form U-4, specifically, the existence of certain federal tax liens on his Form U4 during the years 1996-2002.

In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and to have willfully failed to make other required U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make or timely make these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed.

While under FINRA’s rules the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification,” in September 2012, Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. That application was approved in Mr. Mathis’ favor in April 2015. Mr. Mathis was at all times able to remain as an associated person of a FINRA member in good standing. Subsequently, the Company expanded into other business opportunities and the broker dealer subsidiary (DPEC Capital, Inc.) was no longer necessary to the Company’s operations. Therefore, Mr. Mathis voluntarily ceased all activities at the Company’s broker-dealer subsidiary (DPEC Capital, Inc.), and voluntarily terminated his registration with FINRA in December 2016, when DPEC Capital, Inc. elected to discontinue its operations and filed a Notice of Withdrawal as a Broker or Dealer on Form BDW.

Corporate Governance

In considering its corporate governance requirements and best practices, GGH looks to the Nasdaq Listed Company manual, which is available through the internet at http://nasdaq.cchwallstreet.com/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Currently, Scott Mathis serves as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer, Mr. Mathis is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Mathis’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Mathis is intimately knowledgeable with the Company’s current and planned operations.

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Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that GGH faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of GGH’s risk management policies and procedures with regard to identification of GGH’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

The Board of Directors adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of GGH and on terms that are fair and reasonable (in the judgment of the disinterested directors) to GGH. Our policy is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

Audit Committee

The Board of Directors established the Audit Committee on April 15, 2015 and revised the charter as of March 25, 2021. Effective upon the uplisting of our common stock to Nasdaq on February 16, 2021, our Audit Committee charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Messrs. Lawrence, Dumont, Cannon, Dr. Moel, and Ms. Rodriguez. The Board of Directors determined that Messrs. Lawrence, Dumont, Cannon, Dr. Moel, and Ms. Rodriguez are independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

No Nominating Committee

GGH has not established a nominating committee, however the Company adopted its nomination guidelines compliant under Nasdaq rules effective April 15, 2015 and most recently updated them on March 25, 2021. Pursuant to Nasdaq Rule 5605, nominations must be made by a majority of the independent directors. Our independent directors are currently Messrs. Lawrence, Dumont, Cannon, Allen, Dr. Moel and Ms. Rodriguez. Eligible stockholders may nominate a person to the Board of Directors based on the procedure set forth in the nomination guidelines. The nomination guidelines are available on our website at https://ir.gauchoholdings.com/governance-docs.

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Compensation Committee

The Board of Directors established the Compensation Committee effective upon the uplisting of our common stock to Nasdaq and amended the same effective March 25, 2021. Such committee is in compliance with Nasdaq Rule 5605(d). The members of our Compensation Committee are Ms. Rodriguez (chairperson), and Messrs. Dumont, Cannon, and Allen. The Compensation Committee consists of three independent directors and one non-independent director in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO and our CFO, Mr. Mathis and Ms. Echevarria, must be determined by the Compensation Committee and the CEO and CFO may not be present during voting or deliberations for their compensation.

The Compensation Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of other executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with stockholders and proxy advisors.

Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors. The independent directors acting as the compensation committee may deceide to do so. Our Compensation Committee Charter is available at our website: https://ir.gauchoholdings.com/governance-docs.

Code of Business Conduct and Whistleblower Policy

On March 24, 2015, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy effective April 15, 2015 and amended on March 25, 2021 (the “Code of Conduct”). Our Code of Conduct is applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Compliance Office. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Whistleblower Policy of the Company is posted at our website at https://ir.gauchoholdings.com/governance-docs.

Insider Trading Policy

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: https://ir.gauchoholdings.com/governance-docs.

Employee, Officer and Director Hedging

The Company does not allow employees, officers, or directors, or any of their designees, to purchase financial instruments or otherwise engage in transaction that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Gaucho Group Holdings, Inc., 112 NE 41st Street, Suite 106, Miami, Florida 33137. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Special Meeting

The Board of Directors held six formal meetings either in person or via telephone during the fiscal year ended December 31, 2020 and acted by unanimous written consent ten times during 2020. The Board has held ten meetings thereafter through the date of this Proxy Statement and has acted by unanimous written consent 13 times. The Compensation Committee has held four meetings thereafter through the date of this Proxy Statement and has acted by unanimous written consent three times. Regular communications were maintained throughout 2020 and 2021 among all of the officers and directors of the Company.

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Board members are not required to attend the Special Meeting. This Special Meeting is the Company’s first time hosting a special meeting.

Executive Compensation

The below table summarizes the compensation paid to our executive officers for the years ending December 31, 2019 and 2020.

Summary Compensation Table for Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Scott L. Mathis(2)	2020	465,680	115,000	-	-	-	580,680
Chairman of the Board and Chief Executive Officer	2019	408,513	-	-	345,681	-	754,194

Maria I Echevarria(3)	2020	180,000	35,000	-	-	-	215,000
Chief Financial Officer and Chief Operating Officer	2019	163,876	31,000	-	30,561	-	225,437

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements. Refer to the Outstanding Equity Awards at Fiscal Year End schedule regarding option details on an award-by-award basis. The above table does not include any options granted under the 2018 Gaucho Plan.

(2)

On September 28, 2015, we entered into a new employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On September 20, 2018, the Board of Directors extended the Employment Agreement on the same terms for a period of 120 days. On January 31, 2019, the Board of Directors of the Company extended Scott Mathis’ employment agreement to expire on April 30, 2019 and on April 29, 2019, Mr. Lawrence, the sole independent director present at the meeting of the Board of Directors extended his employment agreement to expire on June 30, 2019. On July 12, 2019, the Board of Directors extended Mr. Mathis’ employment agreement to expire on August 31, 2019 and on September 11, 2019, the Board extended the agreement to expire on October 31, 2019. On March 29, 2020, the Board of Directors further entered into an employment retention bonus agreement with Mr. Mathis, which offered him a retention bonus in recognition for his continued service with GGH for an additional three years. The retention bonus consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. On March 29, 2020, the independent members of the Board of Directors extended the agreement until December 31, 2020. On July 5, 2021, the independent members of the Board of Directors extended the agreement until September 30, 2021. On October 26, 2021, the Compensation Committee most recently extended the agreement until December 31, 2021. All other terms of the Employment Agreement remain the same.

3)	Maria Echevarria was appointed Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer effective April 13, 2015.

The Compensation Committee is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. Please see “Compensation Committee” above at page 18 for details on the Company’s Compensation Guidelines.

The Compensation Committee considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

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The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Compensation Committee aims to set base salaries at a level it believes enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Compensation Committee believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Compensation Committee believes that base salaries for our executive officers (not including our chief executive officer) are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

On September 28, 2015, we entered into an employment agreement with Scott Mathis, our CEO. For a description of the agreement terms, please see “Employment Agreements” at page 21. The Company’s other executive officer, Ms. Echevarria, does not have a written employment agreement but receives a base salary as noted above, believed to be in accordance with industry standards and norms.

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Compensation Committee believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. The Compensation Committee also believes that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have two equity incentive plans for our management and employees. The first is the 2016 Equity Incentive Plan, and the second is the 2018 Equity Incentive Plan. Almost all shares of common stock reserved for issuance in connection with awards under the 2016 Equity Incentive Plan have been or were utilized in conjunction with existing, expired or cancelled awards of stock options. The Company will not issue any additional options under the 2016 Equity Incentive Plan. As of December 1, 2021, there are a total of 3,806,120 shares of common stock that are reserved for issuance in connection with awards under the 2018 Equity Incentive Plan.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted each of its executive officers stock options, as outlined below.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

Pursuant to his employment agreement, Scott Mathis, our CEO, is eligible to receive a discretionary cash bonus, to be determined by the Board of Directors. For a description of the agreement terms, please see “Employment Agreements” at page 21.

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Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Employment Agreements

We have entered into an employment agreement with the Company’s Chief Executive Office, Scott L. Mathis.

Scott Mathis - On September 28, 2015, the Company entered into an employment agreement with Scott Mathis, the Company’s CEO (the “Employment Agreement”). Among other things, the agreement provided for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. The Board of Directors, and once established, the Compensation Committee, extended the Employment Agreement on various dates such that as of October 26, 2021 the Employment Agreement, as amended, expires on December 31, 2021. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

Due to economic circumstances related to the global coronavirus outbreak 2019 (COVID-19), on March 13, 2020, Mr. Mathis voluntarily deferred payment of 85% of his salary through August 21, 2020. The Company is accruing all compensation not paid to Mr. Mathis pursuant to his employment agreement until the Company has sufficient funds to pay his full compensation. Between August 26, 2020 and October 14, 2020, the Company paid out $141,812 which was owed to Mr. Mathis in connection with his deferred compensation. During December, Mr. Mathis voluntarily deferred an additional $24,328 of his salary. The balance owed to Mr. Mathis as of December 31, 2020 is $58,001, which was paid in full on April 7, 2021.

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Stock Option, Stock Awards and Equity Incentive Plans

The Company granted certain of its executive officers stock options during the Company’s 2020 fiscal year; no other equity based awards were granted to executive officers during the fiscal year.

The following table provides information as to option awards granted by the Company and held by each of the named executive officers of GGH as of December 31, 2020. There have been no stock awards made to Mr. Mathis or Ms. Echevarria as of December 31, 2020.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Scott L. Mathis	13,125	(1)	16,875	(1)	5.78	1/31/2024
	46,040	(2)	101,286	(2)	5.78	7/8/2024
	15,000	(3)	5,000	(3)	16.50	11/17/2022
	45,834	(4)	20,833	(4)	11.55	2/14/2023
	27,188	(5)	21,146	(5)	8.09	9/20/2023
Maria I. Echevarria	3,230	(6)	7,104	(6)	5.78	7/8/2024
	2,500	(7)	834	(7)	16.50	11/17/2022
	1,146	(8)	521	(8)	11.55	2/14/2023
	1,125	(9)	875	(9)	8.09	9/20/2023
	2,188	(10)	2,812	(10)	5.78	1/31/2024

The above table does not include any options granted under our subsidiary’s 2018 Equity Incentive Plan for Gaucho Group, Inc.

(1)	On January 31, 2019, Mr. Mathis was granted an option to acquire 30,000 shares of the Company’s common stock, of which 7,500 shares underlying the option vest on January 31, 2020, and 1,875 shares vest every three months thereafter.
(2)	On July 8, 2019, Mr. Mathis was granted an option to acquire 147,326 shares of the Company’s common stock, of which 36,832 shares underlying the option vest on July 8, 2020, 9,208 shares vest on October 8, 2020, and 9,208 shares vest every three months thereafter.
(3)	On November 17, 2017, Mr. Mathis was granted an option to acquire 20,000 shares of the Company’s common stock, of which 5,000 shares underlying the option vest on December 17, 2018, and 1,250 shares vest every three months thereafter.
(4)	On February 14, 2018, Mr. Mathis was granted an option to acquire 66,667 shares of the Company’s common stock, of which 16,667 shares underlying the option vest on February 14, 2019, and 4,167 shares vest every three months thereafter.
(5)	On September 20, 2018, Mr. Mathis was granted an option to acquire 48,334 shares of the Company’s common stock, of which 12,084 shares underlying the option vest on September 20, 2019, and 3,021 shares vest every three months thereafter.
(6)	On July 8, 2019, Ms. Echevarria was granted an option to acquire 10,334 shares of the Company’s common stock, of which 2,584 shares underlying the option vest on July 8, 2020, 647 shares underlying the option vest on October 8, 2020, and 646 shares vest every three months thereafter.
(7)	On November 17, 2017, Ms. Echevarria was granted an option to acquire 3,334 shares of the Company’s common stock, of which 834 shares underlying the option vest on December 17, 2018, and 209 shares vest every three months thereafter.
(8)	On February 14, 2018, Ms. Echevarria was granted an option to acquire 1,667 shares of the Company’s common stock, of which 418 shares underlying the option vest on February 14, 2019, and 105 shares vest every three months thereafter.
(9)	On September 20, 2018, Ms. Echevarria was granted an option to acquire 2,000 shares of the Company’s common stock, of which 500 shares underlying the option vest on September 20, 2019, and 125 shares vest every three months thereafter.
(10)	On January 31, 2019, Ms. Echevarria was granted an option to acquire 5,000 shares of the Company’s common stock, of which 1,250 shares underlying the option vest on January 31, 2020, and 313 shares vest on April 30, 2020, and 313 shares vest every three months thereafter.

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Compensation of Directors

Since its founding, the Company has compensated the non-employee members of its Board of Directors only with grants of stock options. The following table sets forth compensation received by our non-employee directors:

		Director Compensation
	Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Total ($)
Peter Lawrence (2)	2020	-	-	-	16,944	16,944
	2019	-	-	-	26,292	26,292
Steven A. Moel (3)	2020	-	-	-	16,944	16,944
	2019	-	-	-	8,543	8,543
Reuben Cannon (4)	2020	-	-	-	16,944	16,944
	2019	-	-	-	-	-

The above table does not include any options granted under our subsidiary’s 2018 Equity Incentive Plan for Gaucho Group, Inc.

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.
(2)	As of December 31, 2020, Mr. Lawrence held options to acquire 50,003 shares of the Company’s common stock, of which 27,918 were vested and exercisable.
(3)	As of December 31, 2020, Dr. Moel held options to acquire 16,002 shares of the Company’s common stock, of which 5,459 were vested and exercisable. Of that total, options to acquire 3,334 shares of the Company’s common stock were issued to Dr. Moel on November 17, 2017 as compensation for his services on the Board of Advisors.
(4)	As of December 31, 2020, Mr. Cannon held options to acquire 7,667 shares of the Company’s common stock, of which 563 were vested and exercisable. Of that total, options to acquire 6,667 shares of the Company’s common stock which were issued to Mr. Cannon on September 28, 2020 as compensation for his services on the Board of Directors.

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Frequency of the Advisory Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders, the Board of Directors included an advisory stockholder vote regarding named executive officer compensation every three years. The next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation will be at the 2023 Special Meeting of Stockholders.

Risks of Compensation Programs

The Company’s equity-based compensation is performance based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees are time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

As described above, the Board of Directors has general oversight responsibility with respect to risk management and exercises appropriate oversight to ensure that risks are not viewed in isolation and are appropriately controlled. The Company’s compensation programs are designed to work within this system of oversight and control, and the Board considers whether these compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees and protecting the Company.

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PROPOSAL NO. 1

APPROVAL OF UP TO 12,164,213 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE PURSUANT TO THE PURCHASE AGREEMENT, NOTES, AND RIGHT AGREEMENT.

General Information About the Securities Purchase Agreement

On November 3, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3i, LP, Nomis Bay, Ltd., and BPY Limited (collectively, the “Investors”). On November 9, 2021, pursuant to the terms of the Purchase Agreement, the Company sold to the Investors a series of senior secured convertible notes of the Company, in the aggregate original principal amount of $6,480,000 (the “Notes”), which Notes are convertible into shares of common stock of the Company at a conversion price of $3.50 (subject to adjustment). The Notes are due and payable on November 9, 2022, and bear interest at a rate of 7% per annum, which shall be payable in cash quarterly in arrears on each Amortization Date (as defined in the Notes) or otherwise in accordance with the terms of the Notes. The Investors are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined in the Notes) at any time or times on or after issuance, but the Company may not effect the conversion of any portion of the Notes if it would result in any of the selling stockholders beneficially owning more than 4.99% of the common stock of the Company (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder).

The Company and the Investors executed the Purchase Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the 1933 Act.

The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by all existing and future assets of the Company, as evidenced by the Security and Pledge Agreement entered into between the Company and the Investors on November 9, 2021 (the “Security Agreement”). Additionally, Scott L. Mathis, President and CEO of the Company, pledged certain of his shares of Common Stock and certain options to purchase common stock of the Company as additional collateral under the Notes, as evidenced by the Stockholder Pledge Agreement between the Company, Mr. Mathis and the Investors, dated on or about November 9, 2021 (the “Pledge Agreement”).

In connection with the foregoing, the Company entered into a Registration Rights Agreement with the Investors on November 9, 2021 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933 (the “1933 Act”) and the rules and regulation promulgated thereunder, and applicable state securities laws. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue any shares of Common Stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes if the issuance of such shares of common stock would exceed 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement and Notes (the “Exchange Cap”), unless we (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) obtain a written opinion from our counsel that such approval is not required. In any event, we may not issue any shares of our common under the Purchase Agreement or Notes if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

EF Hutton, division of Benchmark Investments, Inc., f/k/a Kingswood Capital Markets (“EF Hutton”), acted as the exclusive placement agent in connection with the transactions contemplated by the Purchase Agreement, for which the Company paid to EF Hutton a cash placement fee equal to 6.0% of the amount of capital raised, invested, or committed under the Purchase Agreement and Note.

The information set forth in this Proposal 1 is qualified in its entirety by reference to the full text of the Purchase Agreement, Notes, Pledge Agreement, and Registration Rights Agreement attached as Exhibits 10.1, 10.2, 10.3, and 10.5 to our Current Report on Form 8-K filed with the SEC on November 8, 2021.

Why does the Company need Stockholder Approval?

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Stock Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Purchase Agreement, we are seeking stockholder approval for elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding common stock in accordance with the Purchase Agreement.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. We will not issue or sell any shares of common stock, and the Investors will not purchase or acquire any shares of common stock pursuant to the Purchase Agreement, to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated hereby would exceed 1,795,351 (representing 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the trading market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of common stock in excess of the Exchange Cap in accordance with the applicable rules of the trading market.

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Because the conversion of the shares underlying the Notes is subject to the discretion of the Investors, the Company cannot guaranty the number of shares that it may issue to the Investors pursuant to the Purchase Agreement. As of December 8, 2021, there were ______ shares of our common stock outstanding, of which _________ shares were issued to each of 3i, LP, Nomis Bay, Ltd., and BPY Limited, respectively. Up to 12,164,213 shares of our common stock will be registered for resale pursuant to a registration statement on Form S-1, which number represents 100% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the notes through November 9, 2022 determined as if the outstanding Notes (including interest on the Notes through November 9, 2022) were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price of $0.57 . If all 12,164,213 shares of our common stock that may be convertible were issued and outstanding as of November 9, 2021, such shares would represent 57.4% of the outstanding shares of common stock held as of November 9, 2021.

To meet the NASDAQ 20% rule, we need stockholder approval under the listing rules of Nasdaq to remove the Exchange Cap provisions in the Purchase Agreement to permit the potential issuance of more than 20% of our outstanding common stock in accordance with the terms of the Purchase Agreement and Notes.

Additionally, we will not issue or sell, and the Investors will not purchase or acquire, any shares of common stock pursuant to the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by each of the Investors and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by any of the Investors of more than 4.99% of the outstanding shares of common stock.

What is the Effect on Current Stockholders if the Proposal is Approved?

If our stockholders approve this proposal, we will be able to eliminate the Exchange Cap in the Purchase Agreement and Notes and therefore potentially issue up to 12,164,213 shares of common stock convertible under the Notes which would exceed 20% of our issued and outstanding shares of common stock as of the date we executed the Purchase Agreement. If stockholders approve the NASDAQ 20% Issuance proposal, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders may be significantly diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

What is the Effect on Current Stockholders if the Proposal is NOT approved?

We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement and related transaction documents, as we have already entered into the Purchase Agreement and related transaction documents, which is are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Purchase Agreement. The Purchase Agreement will remain a binding obligation of the Company. However, if Proposal 1 is not approved by our stockholders, we may be required to repay our obligations under the Purchase Agreements and related transaction documents in cash, rather than by the conversion of the Notes into our shares of Common Stock.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are required to repay our obligations under the Purchase Agreement in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Purchase Agreement in cash, which may result in additional transaction expenses.

If our stockholders do not approve this proposal, we will be required to seek stockholder approval of this proposal again on or before April 30, 2022, and thereafter semi-annually until we receive stockholder approval of this proposal. As such, our failure to obtain stockholder approval of this proposal will require us to incur the costs of holding one or more additional stockholder meetings until we receive such approval.

Required Vote

In accordance with Nasdaq Rule 5635(d), approval of Proposal No. 1 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the Special Meeting. As a result, abstentions will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 12,164,213 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE PURSUANT TO THE PURCHASE AGREEMENT, NOTES, AND RIGHTS AGREEMENT.

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OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matters that will come before the Special Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Proxy Statement on the internet (and available by mail if a stockholder has made such a request) is the Company’s 2020 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2020, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.gauchoholdings.com. Our Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed under the Exchange Act, are also available in print to any stockholder at no cost upon request to: Corporate Secretary, Gaucho Group Holdings, Inc., c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111; tel: (212) 735-7688.

Proxy Materials Are Available on the Internet

The Company is using the internet as the primary means of furnishing proxy materials to certain holders of common stock, however some will receive their proxy materials by mail via the Full Set Delivery method described above. If you have received a Notice of Internet Availability of Proxy Materials, you are receiving proxy materials by internet. We are sending a Notice of Internet Availability of Proxy Materials to you which includes instructions on how to access the proxy materials online or how to request a printed copy of the materials.

We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce the Company’s printing and mailing costs.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Gaucho Group Holdings, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on January 24, 2022.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to vote virtually at the Special Meeting, you will need your 12 digit control number. To virtually attend the Special Meeting, please navigate to **https://www.cstproxy.com/gauchogroupholdings/sm2022**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date________, 2022.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The 2022 Proxy Statement and the Annual Report to Stockholders are available at: https://www.cstproxy.com/gauchogroupholdings/sm2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Gaucho Group Holdings, Inc.

The undersigned appoints Scott L. Mathis and Maria I. Echevarria, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gaucho Group Holdings, Inc. held of record by the undersigned at the close of business on December 8, 2021 at the Special Meeting of Stockholders of Gaucho Group Holdings, Inc. to be held on Tuesday, January 25, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)